UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
One Riverway, Suite 1700 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2019, in connection with his appointment as Chief Executive Officer and President of Synthesis Energy Systems, Inc. (the “Company”) as described under Item 5.02 below, Robert Rigdon entered into an Employment Agreement with the Company to be effective March 1, 2019. Mr. Rigdon previously served as Chief Executive Officer from March 2009 to February 2016. He is entitled to receive an annual base salary of up to $180,000 and performance bonuses based on achievement of certain objectives specified in the Employment Agreement. If Mr. Rigdon’s employment is terminated other than for cause (as defined in the Employment Agreement), he will continue to be able to earn the performance bonuses for six months after his termination if the objectives are achieved.

Mr. Rigdon is also subject to non-competition, confidentiality and non-disparagement obligations. Due to his service on the Company’s board of directors (the “Board”), Mr. Rigdon is already a party to the Company’s standard form of indemnification agreement for directors and executive officers.

The foregoing descriptions of the Employment Agreement and the indemnification agreement are qualified in their entirety by reference to the full text of the Employment Agreement and the indemnification agreement which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of DeLome Fair with the Company dated as of February 2016 will terminate effective March 1, 2019 in connection with her resignation as President and Chief Executive Officer of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 8, 2019, DeLome Fair, President and Chief Executive Officer, and principal financial officer, of the Company and a director on the Board, notified the Company of her intention to resign as President and Chief Executive Officer, and principal financial officer, of the Company, and as a director on the Board effective March 1, 2019. The Company also announced that Robert Rigdon, Vice Chairman of the Board and the former Chief Executive Officer of the Company, will succeed Ms. Fair as President and Chief Executive Officer and principal financial officer. Ms. Fair’s employment agreement with the Company dated as of February 2016 will also terminate effective as of such date.

The description of the Employment Agreement is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Employment Agreement between the Company and Robert Rigdon dated effective February 8, 2019.

10.2	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: February 8, 2019	/s/ David Hiscocks
David Hiscocks
Corporate Controller

Exhibit Index

*10.1	Employment Agreement between the Company and Robert Rigdon dated effective February 8, 2019.

10.2	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

* Filed herewith.